Cycle Country Speaks About Fiscal Year 2004 and Looks Ahead to 2005
             Earnings Projected at $0.40/share on Conference Call

Milford, Iowa - Cycle Country Accessories Corp. (AMEX:ATC), the recognized leader in developing and manufacturing a variety of custom-fitted accessories for all terrain vehicles (ATV), garden tractors and golf carts, reviewed their 2004 fiscal year and managements expectations for 2005 in their conference call on January 5th. Investment professionals and the general public heard Mr. Ron Hickman, CEO and President, review current operations and management's plans for continued growth in 2005. The conference call relayed Cycle Country's plans to grow through strategic acquisitions and organic growth in the lawn and garden sector. Management also provided guidance for fiscal 2005 at $0.40/ share.

The replay of the conference call will be available until January 12th. To access the conference replay, participants will dial into 1-877-660-6853 or 1-201-612-7415. When prompted, they must enter account number 3055 and conference ID number 131357.
About Cycle Country Accessories Corp.

Cycle Country, with over 50% of the worldwide market in several product categories, is the industry leader in the design and manufacturing of custom-fitting accessories for virtually every brand of utility all-terrain vehicles (ATV's).

To view company information, updates, the latest SEC filings or past news releases, go to the company's website at http://www.cyclecountry.com and click on the Investor Relations heading. Please direct any financial questions to Todd Doom at Magellan Financial Media Group, LLC. (317) 867-2839.
This press release does not constitute an offer to sell or the solicitation of any offer to buy any securities of Cycle Country Accessories Corporation, nor shall there be any sale of any such security in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Forward-looking statements: This press release and other statements by Cycle Country may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for earnings and revenues, other future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "estimate," "potential," or future/conditional verbs such as "will," "should" and "could."


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